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                                                                    Exhibit 11.1

                        EARNINGS PER SHARE COMPUTATIONS

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
                                                      THREE MONTH PERIODS ENDED
                                                   MARCH 29, 1997  MARCH 31, 1996
                                                   --------------  --------------
PRIMARY EARNINGS PER SHARE:

Net income                                          $   405,218      $    71,487
                                                    -----------      -----------
Shares:

Weighted average common shares outstanding           10,553,293        6,463,644

Effect of shares issuable under stock option
and stock grant plans, based on the treasury
stock method                                            969,280          750,101

Effect of shares issuable under conversion of
preferred stock - if converted method (for
1996 the "if converted" method is applied from
the beginning of the period to the actual
conversion date of the preferred stock of
January 19, 1996)                                             0          362,191
                                                    -----------      -----------
  Adjusted common shares and equivalents             11,522,573        7,575,936
                                                    -----------      -----------
Earnings per share - primary                        $      0.04      $      0.01
                                                    -----------      -----------

FULLY DILUTED EARNINGS PER SHARE:

Net income                                          $   405,218      $    71,487
                                                    -----------      -----------
Shares:

Weighted average common shares outstanding           10,553,293        6,463,644

Effect of shares issuable under stock option
and stock grant plans, based on the treasury
stock method                                          1,038,143          784,913


Effect of shares issuable under conversion of
preferred stock - if converted method (for
1996 the "if converted" method is applied from
the beginning of the period to the actual
conversion date of the preferred stock of
January 19, 1996)                                             0          362,191
                                                    -----------      -----------
  Adjusted common shares and equivalents             11,591,436        7,610,748
                                                    -----------      -----------
Earnings per share - fully diluted                  $      0.04      $      0.01
                                                    -----------      -----------

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